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                                                             Exhibit 99.26(e)(2)

VARIABLE GROUP UNIVERSAL LIFE
EMPLOYEE APPLICATION

SECURIAN LIFE INSURANCE COMPANY
400 Robert Street North - St. Paul, Minnesota  55101-2098

INSURED'S INFORMATION [(INSURED IS THE OWNER OF THE CONTRACT UNLESS OTHERWISE REQUESTED)]


EMPLOYEE NAME                                                       DATE OF BIRTH          SOCIAL SECURITY NUMBER     GENDER
[John C. Doe]                                                       [01-01-1965]           [123-45-6789]              [Male]

STREET ADDRESS                                           CITY                              STATE                      ZIP CODE
[456 Main Street]                                        [Anytown]                         [USA]                      [00000]

EMPLOYER                                                                                   PAYROLL FREQUENCY
[ABC Company]                                                                              [Monthly]

[DATE OF EMPLOYMENT]    [ANNUAL BENEFIT SALARY BASE]                [DAYTIME TELEPHONE]    [E-MAIL ADDRESS]
[May 1, 1999]           [$50,000]                                   [(000) 222-3333]       [j.doe@work.com]

[/ /  Yes /X/ No   Have you used tobacco or nicotine in any form during the
                   past 12 months?]
[/X/  Yes / / No   On the date you sign this application, are you actively
                   working at your employer's normal place of business at least
                   [20] hours per week?]

[To be eligible for insurance under the group policy, an employee must be actively working at his or her employer's normal place of business at least [20] hours per week on the date he or she signs this application for coverage and for [20[ hours per week for each of the [4] week(s) immediately prior to the date this application for coverage is approved by Securian Life. ]

BENEFICIARY'S NAME                            SOCIAL SECURITY NUMBER         RELATIONSHIP
[Jane A. Doe]                                 [234-56-7890]                  [Spouse]

INSURANCE INFORMATION

IF APPLYING FOR MORE THAN THE GUARANTEED ISSUE AMOUNT, YOU MUST COMPLETE THE EVIDENCE OF INSURABILITY FORM.

[(1) Employer-Paid
     Insurance Amount:]          [$50,000]      [1 x Salary]

[(2) Employee-Paid
     Insurance Amount:]          [$50,000]      [1 x Salary]

 [(3)Total Insurance Amount:]    [$100,000]     [2 x Salary]

[(4) Spouse or Domestic
     Partner/Child Term Rider:]  [$ 25,000]     [$ 3,000]

[(5) Child Term Rider:]          [$ N/A]

INSURANCE PREMIUMS WILL BE CALCULATED BY SECURIAN LIFE. YOU ARE NOT REQUIRED TO COMPLETE THE PREMIUM FIELDS.

[Employer-Paid                [(1)   $  8.70]
Monthly Premium:]

[Employee-Paid                [(2)   $  8.70]
Monthly Premium:]

[Additional Amount Paid:      [(3)   $ 30.70]
(to account options)]

[Spouse or Domestic           [(4)   $  5.60]
Partner/Child Rider
Premium:]

[Child Rider Premium:]        [(5)   $   N/A]

TOTAL PREMIUM:
[(ADD LINES 1-5)]                    [$53.00]

[If you applied for children's insurance, please enter the names and dates of birth below.

     CHILD'S NAME        DATE OF BIRTH           CHILD'S NAME           DATE OF BIRTH
[Joe B. Doe]         [03-01-1994]

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INVESTMENT PROFILE

NASD rules require inquiry concerning the financial condition of individuals applying for variable policies. The proposed owner must supply such information so that an informed judgement may be made as to the suitability of the investment for the owner. [The insured is the owner of the contract unless otherwise requested. ]

[1.  Have you received the prospectus for the Securian Life
     Variable Universal Life Account and the prospectuses for
     the Advantus Series Fund, Inc., Fidelity's Variable
     Insurance Products Funds and Janus Aspen Series-Service
     Shares? ]                                                   /X/ Yes  / / No

2.   Would you like us to send you a Statement of Additional
     Information referred to in the prospectuses named above?    /X/ Yes  / / No

3.   Are you a [spouse or domestic partner] or dependent child
     of a person who is an employee of Securian Life?            / / Yes  /X/ No

4.   Number of Dependents: [2]

5.   Estimated Net Worth
     (exclusive of car and home)                $ [150,000]  Federal Tax Bracket
                                                             / / 0-15%
     Estimated Liquid Net Worth
     (cash and cash equivalents)                $  [50,000]  /X/ 16-28%
                                                             / / 29% +

6.   Prior Investment Experience

       Total Years of Experience: [5]

       Experience with these types of investments
       (check all that apply)
       /X/ Mutual Funds
       / / Bonds
       / / Limited Partnerships
       / / Other
       / / Annuities
       / / Stocks
       / / Options/Futures

7.   Overall Investment Objective (check one)

       / / Conservative Income
       / / Current Income
       / / Conservative Growth
       /X/ Growth
       / / Aggressive Growth

8.   Risk Tolerance

       / / Conservative
       /X/ Moderate
       / / Aggressive

ACCOUNT OPTIONS (MUST BE COMPLETED)

Please select the allocation of net premium. Allocations must total 100%. Minimum of 10% in any account: allocations must be in increments of 1%.

[[20]% Guaranteed Account
_____% Advantus Bond
_____% Advantus Index 400 Mid-Cap
_____% Advantus Index 500
_____% Advantus International Bond
_____% Advantus Mat Gov't Bond 2010
_____% Advantus Money Market
_____% Advantus Mortgage Securities
_____% Advantus Real Est. Securities
_____% Fidelity VIP Contrafund(R)
_____% Fidelity VIP Equity-Income
_____% Fidelity VIP High Income
_____% Janus Aspen Cap App - Srv Sh*
[40] % Janus Aspen Int Grth - Srv Sh*
[40] % W&R Target Balanced
_____% W&R Target Core Equity
_____% W&R Target Growth
_____% W&R Target International Value
_____% W&R Target Micro-Cap Growth
_____% W&R Target Small Cap Growth
_____% W&R Target Small Cap Value
_____% W&R Target Value

*   Invests in Aspen Series Service Shares]

I agree that because this application is for a Variable Group Universal Life policy, that Securian Life, if it is unable for any reason to collect funds for units which have been allocated to a sub-account under the policy applied for, may redeem for itself the full value of such units. If such units are no longer available, it may recover that value from any other units of equal value available under the policy.

I UNDERSTAND THAT THE AMOUNT OR THE DURATION OF THE DEATH BENEFIT (OR BOTH) OF THE POLICY APPLIED FOR MAY INCREASE OR DECREASE DEPENDING ON THE INVESTMENT RESULTS OF THE SUB-ACCOUNTS OF THE SEPARATE ACCOUNT. I UNDERSTAND THAT THE ACCOUNT VALUE OF THE POLICY APPLIED FOR INCREASES AND DECREASES DEPENDING ON THE INVESTMENT RESULTS. THERE IS NO GUARANTEED MINIMUM ACCOUNT VALUE FOR NET PREMIUMS INVESTED IN THE SUB-ACCOUNTS.

The information contained in this application is true and complete.

EMPLOYEE SIGNATURE                                                  DATE
X [/s/ John C. Doe]                                                 [12-01-2004]
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In order to insure a stepchild, one of the stepchild's biological parents must sign below.

SIGNATURE  OF STEPCHILD'S BIOLOGICAL PARENT                         DATE
X  [/s/ Jane A. Doe]                                                [12-01-2004]
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                               FOR HOME OFFICE USE

SUITABILITY ACCEPTED BY REGISTERED PRINCIPAL                        DATE
X [/s/ Jeffrey W. Smith]                                            [12-01-2004]
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